EXHIBIT 8.1



                                 ________, 1998

Aviation Sales Company
6905 N.W. 25th Street
Miami, Florida 33122


Ladies and Gentlemen:

         We have acted as counsel to Aviation Sales Company, a Delaware corporation ("AVS") in connection with the planned merger (the "Merger") of WHC Acquisition Corp., a Delaware corporation ("AVS Sub"), which is a newly formed and wholly-owned subsidiary of AVS, into Whitehall Corporation, a Delaware corporation (the "Company"), pursuant to an Agreement and Plan of Merger dated as of March 26, 1998 (the "Agreement") by and among the Company, AVS Sub and AVS. Unless otherwise specified, capitalized terms shall have the meaning assigned to such terms in the Agreement.

     In rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy at all relevant times of the statements, covenants, and representations contained in
(i) the Agreement, (ii) the Registration Statement on Form S-4 (File No. 333-51479) filed on ____________, 1998 (the "Registration Statement"), (iii) the Proxy Statement filed with the Securities and Exchange Commission
("SEC") on _______, 1998 (the "Proxy Statement"), (iv) certain of the reports filed by the Company with the SEC pursuant to the Securities and Exchange Act of 1934, as amended, and (v) the representation letters which were provided to us by the Company and AVS and which are attached hereto as exhibits. In addition, we assume that the Merger will be consummated in accordance with the Agreement and as described in the Registration Statement and the Proxy Statement. Any inaccuracy in any of the aforementioned statements, representations, and assumptions or breach of any of the aforementioned covenants could adversely affect our opinion.

         On the basis of and subject to the foregoing and subject to the limitations set forth below, it is our opinion that, under presently applicable federal income tax law, the Merger will be a tax-free reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code, and each of AVS, AVS Sub and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code.

         Our opinion is based on our interpretation of the Code, applicable Treasury regulations, judicial authority, and administrative rulings and practice, all as of the date hereof. There can be no assurance that future legislative, judicial or administrative changes or interpretations will not adversely affect the accuracy of the conclusions set forth herein. We do not undertake to advise you as to any such future changes or interpretations unless we are specifically retained to do so. Our opinion will not be binding upon the Internal Revenue Service (the "Service"), and the Service will not be precluded from adopting a contrary position.

         No opinion is expressed as to any matter not specifically addressed above including, without limitation, the tax consequences of the Merger under any foreign, state, or local tax law.

         This opinion may be used and relied upon by AVS, the Company and their stockholders. It may not be used or relied upon by any other person, it may not be filed with any governmental agency or be used for any other purpose without our prior consent; except that we hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-4 of AVS (333-51479) and to the references to us under the captions "The Merger--Federal Income Tax Consequences" and the reference to us as providing a tax opinion under "Legal Matters" in the Registration Statement.


                                   Very truly yours,



                                   AKERMAN, SENTERFITT & EIDSON, P.A.

                      [LETTERHEAD OF WHITEHALL CORPORATION]


                                                                  ______  , 1998

Baker & Botts, L.L.P.
599 Lexington Avenue
New York, NY 10022-6030

Akerman, Senterfitt & Eidson, P.A.
One S.E. 3rd Avenue
Miami, Florida 33131


Ladies and Gentlemen:

         In connection with the opinions to be delivered pursuant to Section 6.1(g) of the Agreement and Plan of Merger (the "Agreement")1 dated as of March 26, 1998, by and among Aviation Sales Company, a Delaware corporation ("AVS"), WHC Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of AVS ("AVS Sub"), and Whitehall Corporation, a Delaware corporation (the "Company"), the undersigned officers of the Company hereby certify and represent as to the Company that the facts relating to the merger (the "Merger") of AVS Sub with and into the Company pursuant to the Agreement as described in the Company Proxy Statement are true, correct and complete in all respects at the date hereof and will be true, correct and complete in all respects at the Effective Time and that:

1. The consideration to be received in the Merger by holders of Company Common Stock was determined by arms' length negotiations between the managements of AVS and the Company. In connection with the Merger, no holder of Company Common Stock will receive in exchange for such stock, directly or indirectly, any consideration other than AVS Common Stock and cash in lieu of a fractional share thereof. Accordingly, the fair market value of the AVS Common Stock and other consideration received by each Company stockholder will be approximately equal to the fair market value of the Company Common Stock surrendered in the exchange.

2. To the Company management's knowledge, no person related (as defined in Treasury Regulations Section 1.368-1(e)(3) determined without regard to Treasury Regulations Section 1.368-1(e)(3)(i)(A)) to the Company has any plan or intention to acquire any capital stock of the Company prior to or in connection with the Merger for consideration other than capital stock of the Company or capital stock of AVS.


--------
         1 References contained in this letter to the Agreement include, unless the context otherwise requires, each document attached as an exhibit or annex thereto. Unless otherwise specified herein, capitalized terms shall have the meaning assigned to such terms in the Agreement.

3. After the Merger, to the knowledge of the management of the Company, the Company will hold at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by AVS Sub immediately prior to the Merger and at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by the Company immediately prior to the Merger. For purposes of this representation, assets of AVS Sub or the Company held immediately prior to the Merger include amounts paid, or expenses incurred, by AVS Sub or the Company in connection with the Merger, including amounts used to pay the Company's reorganization expenses and all payments, redemptions and distributions made in contemplation or as part of the Merger. Any dispositions in contemplation or as part of the Merger of assets held by the Company prior to the Merger will be for fair market value.

4. In the Merger, to the knowledge of the management of the Company, AVS Sub will have no liabilities (other than immaterial liabilities related to its incorporation) assumed by the Company and will not transfer to the Company any assets subject to liabilities.

5. No assets of the Company have been sold, transferred or otherwise disposed of which would prevent AVS from continuing the historic business of the Company or from using a significant portion of the Company's historic business assets in a business following the Merger.

6. The Company and the holders of Company Common Stock each will pay its or their own expenses, if any, incurred in connection with or as part of the Merger or related transactions. The Company has not paid and will not pay, directly or indirectly, any expenses (including transfer taxes) incurred by any holder of Company Common Stock in connection with or as part of the Merger or any related transactions. The Company has not agreed to assume, nor will it directly or indirectly assume, any expense or other liability, whether fixed or contingent, of any holder of Company Common Stock.

7. There is no intercorporate indebtedness existing between AVS and the Company or between AVS Sub and the Company that was issued, acquired or will be settled at a discount.

8. The Company has no authorized capital stock other than Company Common Stock and preferred stock, par value of $5.00 per share. At the date hereof, the only capital stock of the Company issued and outstanding is Company Common Stock.

9. In the Merger, shares of Company Common Stock representing control of the Company, as defined in Section 368(c) of the Code, will be exchanged solely for voting stock of AVS. For purposes of this representation, any shares of Company Common Stock exchanged for cash or other property (including, without limitation, cash paid pursuant to the exercise of dissenters rights) will be treated as outstanding Company Common Stock at the Effective Time.

         For purposes of this letter, and in accordance with Sectin 368(c) of the Code, "control" means the ownership of capital stock possessing at least 80% of the total combined voting power of all classes of capital stock entitled to vote and at least 80% of the total number of shares of all other classes of capital stock of the corporation.

10. There exist no options, warrants, convertible securities or other rights to acquire capital stock of the Company, other than rights pursuant to employee stock options and employee stock purchase plans in existence as of the date of the Agreement.

11. In the Merger, no liabilities of the stockholders of the Company will be assumed by AVS and none of the Company Common Stock acquired by AVS will be subject to liabilities. Furthermore, to the knowledge of the management of the Company, there is no plan or intention for AVS to assume any liabilities of the Company.

12.      The Company is not an "investment company" within the meaning of
         Section 368(a)(2)(F) of the Code.

         For purposes of this representation, and in accordance with Section 368(a)(2)(F) of the Code, (a) an investment company means a regulated investment company (as defined in the Code), a real estate investment trust (as defined in the Code), or a corporation 50% or more of the value of whose total assets are capital stock and securities and 80% or more of the value of whose total assets are assets held for investment,
         (b) in making the 50% and 80% determinations just described, capital stock and securities in any subsidiary corporation shall be disregarded and the parent corporation shall be deemed to own its ratable share of the subsidiary's assets, and a corporation shall be considered a subsidiary if the parent owns 50% or more of the combined voting power of all classes of capital stock entitled to vote, or 50% or more of the total value of all classes of capital stock outstanding, and (c) in determining total assets, there shall be excluded cash and cash items (including receivables), government securities, and any assets acquired for purposes of ceasing to be an investment company.

13. The Company is not under the jurisdiction of a court in a case under Title 11 of the United States Code, or a receivership, foreclosure, or similar proceeding in a Federal or state court.

14. At the Effective Time, the total fair market value of the assets of the Company exceeds the total liabilities of the Company, including the amount of any liabilities to which the assets of the Company are subject.

15. The payment of cash in lieu of fractional shares of AVS Common Stock in the Merger is solely for the purpose of avoiding the expense and inconvenience to AVS of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to holders of Company Common Stock instead of issuing fractional shares of AVS Common Stock will not exceed ___% of the total consideration that will be issued in the Merger to holders of Company Common Stock. The fractional share interests of each holder of Company Common Stock will be aggregated and, to the knowledge of the management of the Company, no holder of Company Common Stock will receive cash in an amount equal to or greater than the value of one full share of AVS Common Stock.

16. None of the employee compensation received by any stockholder-employees of the Company is or will be separate consideration for, or allocable to, any of their shares of Company Common Stock to be surrendered in the Merger. None of the shares of AVS Common Stock received by any stockholder-employee of the Company in the Merger is or will be separate consideration for, or allocable to, any employment, consulting or similar arrangement. Any compensation paid or to be paid to any stockholder of the Company who will be an employee of or perform advisory services for AVS, the Company or any affiliate thereof after the Merger, will be determined by bargaining at arms' length.

17. Since the date of the Agreement, except for the issuance of Company Common Stock pursuant to the rights described in paragraph 10 thereof, the Company has not issued any additional shares of Company Common Stock.

18. The Company has not redeemed any of its capital stock, made any distributions with respect to its capital stock, or disposed of any of its assets in contemplation or as part of the Merger, excluding for purposes of this representation regular, normal dividends and common stock acquired in the ordinary course of business in connection with employee incentive and benefit programs, or other programs or arrangements in existence on the date hereof.

19. The Merger is being effected for bona fide business reasons and will be carried out strictly in accordance with the Agreement, and none of the material terms and conditions therein have been or will be waived or modified.

20. The Company will not take any position on any Federal, state or local income or franchise tax return, or take any other tax reporting position that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code, unless otherwise required by a "determination" (as defined in Section 1313(a)(1) of the Code) or by applicable state or local income or franchise tax law.

         We understand that Baker & Botts, L.L.P. and Akerman, Senterfitt & Eidson, P.A. will rely on this letter in rendering their opinions as to certain United States Federal income tax consequences of the Merger, and we will promptly and timely inform them if, after signing this letter, we have reason to believe that any of the facts described herein or in the Company Proxy Statement or any of the representations made in this letter are untrue, incorrect and incomplete in any respect.

                                        Very truly yours,



                                        WHITEHALL CORPORATION


                                        By:
                                           ------------------------------------

                                        Title:
                                              ---------------------------------

                     [LETTERHEAD OF AVIATION SALES COMPANY]

                                                                 ________ , 1998

Akerman, Senterfitt & Eidson, P.A.
One S.E. 3rd Avenue
Miami, Florida 33131

Baker & Botts, L.L.P.
599 Lexington Avenue
New York, NY 10022-6030

Ladies and Gentlemen:

         In connection with the opinions to be delivered pursuant to Section 6.1(g) of the Agreement and Plan of Merger (the "Agreement")1 dated as of March 26, 1998, by and among Aviation Sales Company, a Delaware corporation ("AVS"), WHC Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of AVS ("AVS Sub"), and Whitehall Corporation, a Delaware corporation (the "Company"), the undersigned officers of AVS and AVS Sub hereby certify and represent as to AVS and AVS Sub that the facts relating to the merger (the "Merger") of AVS Sub with and into the Company pursuant to the Agreement as described in the Company Proxy Statement, are true, correct and complete in all respects at the date hereof and will be true, correct and complete in all respects at the Effective Time and that:

1. The consideration to be received in the Merger by holders of Company Common Stock was determined by arms' length negotiations between the managements of AVS and the Company. In connection with the Merger, no holder of Company Common Stock will receive in exchange for such stock, directly or indirectly, any consideration other than AVS Common Stock and cash in lieu of a fractional share thereof. Accordingly, the fair market value of the AVS Common Stock and other consideration received by each Company stockholder will be approximately equal to the fair market value of the Company Common Stock surrendered in the exchange.

2. After the Merger, to the knowledge of the management of AVS, the Company will hold at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by AVS Sub immediately prior to the Merger, and at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross

--------
     1 References contained in this letter to the Agreement include, unless the context otherwise requires, each document attached as an exhibit or annex thereto. Unless otherwise specified herein, capitalized terms shall have the meaning assigned to such terms in the Agreement.

         assets held by the Company immediately prior to the Merger. For purposes of this representation, assets of AVS Sub or the Company held immediately prior to the Merger include amounts paid, or expenses incurred, by AVS Sub or the Company in connection with the Merger, including amounts used to pay reorganization expenses and all payments, redemptions and distributions made in contemplation or as part of the Merger. Any dispositions in contemplation or as part of the Merger of assets held by AVS Sub prior to the Merger will be for fair market value.

3. Prior to the Merger, AVS will be in control of AVS Sub within the meaning of Section 368(c) of the Internal Revenue Code of 1986, as amended (the "Code"). AVS Sub has been formed solely in order to consummate the Merger, and at no time has or will AVS Sub conduct any business activities or other operations of any kind other than the issuance of its capital stock to AVS prior to the Effective Time.

         For purposes of this letter, and in accordance with Section 368(c) of the Code, "control" means the ownership of capital stock possessing at least 80% of the total combined voting power of all classes of capital stock entitled to vote and at least 80% of the total number of shares of all other classes of capital stock of the corporation.

4. Following the Merger, AVS has no plan or intention to cause the Company to issue additional shares of capital stock that would result in AVS losing control of the Company within the meaning of Section 368(c) of the Code.

5. AVS has no plan or intention to redeem or reacquire any of the capital stock issued in the Merger. To AVS management's knowledge, no person related (as defined in Treasury Regulations Section 1.368-1(e)(3)) to AVS has any plan or intention to acquire, with consideration other than AVS Common Stock, (i) capital stock of the Company prior to or in connection with the Merger, or (ii) capital stock of AVS received by the stockholders of the Company in the Merger.

6. Following the Merger, AVS or one or more corporations that are members of the "qualified group" (as defined in Section 1.368-1(d)(4)(ii) of the Treasury Regulations) of which AVS is a member (the "AVS Qualified Group") will continue the historic business of the Company or use a significant portion of the Company's historic business assets in a business. In accordance with Section 1.368-1(d)(4)(ii) of the Treasury Regulations, a "qualified group" is one or more chains of corporations connected through stock ownership with AVS, but only if AVS owns directly capital stock meeting the requirements of Section 368(c) of the Code in at least one other corporation, and capital stock meeting the requirements of Section 368(c) of the Code in each of the corporations (except AVS) is owned directly by one of the other corporations.

         For purposes of this representation, AVS will be treated as conducting the business of a partnership if (a) one or more members of the AVS Qualified Group owns 33 1/3% of the interests in such partnership or
         (b) one or more members of the AVS Qualified Group have active and substantial management functions as a partner with respect to the partnership business and own 20% of the interests in such partnership.

7. AVS has no plan or intention to liquidate the Company, to merge the Company with or into another corporation, to sell, exchange, transfer or otherwise dispose of any capital stock of the Company or to cause the Company to sell, exchange, transfer or otherwise dispose of any of its assets or of any assets acquired from AVS Sub in the Merger, except for (i) dispositions made in the ordinary course of business, (ii) transfers by the Company to one or more corporations that are members of the AVS Qualified Group, or (iii) asset dispositions to the extent that all such dispositions, sale, transfer or exchange of assets will not, in the aggregate, violate paragraph 3 of this letter.

8. In the Merger, AVS Sub will have no liabilities (other than immaterial liabilities related to its incorporation) assumed by the Company and will not transfer to the Company any assets subject to liabilities.

9. AVS and AVS Sub each will pay its or their own expenses, if any, incurred in connection with or as part of the Merger or related transactions. Neither AVS nor AVS Sub has paid or will pay, directly or indirectly, any expenses (including transfer taxes) incurred by any holder of Company Common Stock in connection with or as part of the Merger or any related transactions. Neither AVS nor AVS Sub has agreed to assume, nor will they directly or indirectly assume, any expense or other liability, whether fixed or contingent, of any holder of Company Common Stock.

10. There is no intercorporate indebtedness existing between AVS and the Company or between AVS Sub and the Company that was issued, acquired or will be settled at a discount.

11. All shares of AVS Common Stock into which shares of Company Common Stock will be converted pursuant to the Merger will be newly issued or treasury shares, and will be issued by AVS directly to holders of Company Common Stock pursuant to the Merger.

12. In the Merger, shares of Company Common Stock representing control of the Company, as defined in Section 368(c) of the Code, will be exchanged solely for voting stock of AVS. For purposes of this representation, any shares of Company Common Stock exchanged for cash or other property (including, without limitation, cash paid pursuant to the exercise of dissenters rights) will be treated as outstanding Company Common Stock at the Effective Time.

13. In the Merger, no liabilities of stockholders of the Company will be assumed by AVS, and none of the Company Common Stock acquired by AVS will be subject to liabilities. Furthermore, there is no plan or intention for AVS to assume any liabilities of the Company.

14. Neither AVS nor AVS Sub is an "investment company" within the meaning of Section 368(a)(2)(F) of the Code.

         For purposes of this representation, and in accordance with Section 368(a)(2)(F) of the Code, (a) an investment company means a regulated investment company (as defined in the Code), a real estate investment trust (as defined in the Code), or a corporation 50% or more of the value of whose total assets are capital stock and securities and 80% or more of the value of whose total assets are assets held for investment,
         (b) in making the 50% and 80% determinations just described, capital stock and securities in any subsidiary corporation shall be disregarded and the parent corporation shall be deemed to own its ratable share of the subsidiary's assets, and a corporation shall be considered a subsidiary if the parent owns 50% or more of the combined voting power of all classes of capital stock entitled to vote, or 50% or more of the total value of all classes of capital stock outstanding, and (c) in determining total assets, there shall be excluded cash and cash items (including receivables), government securities, and any assets acquired for purposes of ceasing to be an investment company.

15. The payment of cash in lieu of fractional shares of AVS Common Stock in the Merger is solely for the purpose of avoiding the expense and inconvenience to AVS of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to holders of Company Common Stock instead of issuing fractional shares of AVS Common Stock will not exceed ___% of the total consideration that will be issued in the Merger to holders of Company Common Stock. The fractional share interests of each holder of Company Common Stock will be aggregated and, to the knowledge of the management of AVS, no holder of Company Common Stock will receive cash in an amount equal to or greater than the value of one full share of AVS Common Stock.

16. None of the employee compensation received by any stockholder-employees of the Company is or will be separate consideration for, or allocable to, any of their shares of Company Common Stock to be surrendered in the Merger. None of the shares of AVS Common Stock to be received by any stockholder-employee of the Company in the Merger is or will be separate consideration for, or allocable to, any employment, consulting or similar arrangement. Any compensation paid or to be paid to any stockholder of the Company who will be an employee of or perform advisory services for AVS, the Company, or any affiliate thereof after the Merger, will be determined by bargaining at arms' length.

17. During the past 5 years, none of AVS or any subsidiary thereof has owned or owns, beneficially or of record, any class of capital stock of the Company or any securities of the Company or any instrument giving the holder the right to acquire any such capital stock or securities.

18. The Merger is being effected for bona fide business reasons and will be carried out strictly in accordance with the Agreement, as described in the Company Proxy Statement, and none of the material terms and conditions therein have been or will be waived or modified.

19. The Agreement and the documents described in the Agreement represent the entire understanding of AVS, AVS Sub and the Company with respect to the Merger.

20. Neither AVS nor AVS Sub will take any position on any Federal, state or local income or franchise tax return, or take any other tax reporting position, that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code, unless otherwise required by a "determination" (as defined in Section 1313(a)(1) of the Code) or by applicable state or local income or franchise tax law.

         We understand that Akerman, Senterfitt & Eidson, P.A. and Baker & Botts, L.L.P. will rely on this letter in rendering their opinions as to certain United States Federal income tax consequences of the Merger and we will promptly and timely inform them if, after signing this letter, we have reason to believe that any of the facts described herein or in the Company Proxy Statement or any of the representations made in this letter are untrue, incorrect and incomplete in any respect.

                                        Very truly yours,

                                        AVIATION SALES COMPANY



                                        By:
                                           ------------------------------------

                                        Title:
                                              ---------------------------------


                                        WHC ACQUISITION CORP.


                                        By:
                                           ------------------------------------

                                        Title:
                                              ---------------------------------